Exhibit 99

Burger King Worldwide Reports Third Quarter 2013 Results

Delivers New Menu Innovation and Continued International Expansion

MIAMI – October 28, 2013 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the third quarter ended September 30, 2013.

BKW Chief Executive Officer, Daniel Schwartz commented, “Our positive momentum continued in the third quarter, as we delivered double-digit organic EBITDA growth and industry best-in-class margins. We grew comparable sales across all three international regions and opened 133 net new restaurants globally. In the U.S. and Canada, we launched SATISFRIES™, a first of its kind better-for-you French fry, which demonstrates our commitment to leading innovation in the QSR industry. We believe that new products like this, combined with our focus on improving operations will enhance the guest experience and drive increased restaurant profitability. Our exceptional franchisees, partners and employees are aligned to execute on our strategy and we expect to finish 2013 strong.”

Third Quarter 2013 Highlights:

•	Global comparable sales increased 0.9% and system-wide sales increased 4.9% in constant currency

•	Adjusted Diluted EPS increased 31.6% to $0.23 per share

•	Adjusted EBITDA increased 16.7% on an organic basis to $176.0 million

•	Adjusted EBITDA margin increased 2,822bps to 64.0%

•	Net restaurant growth of 133, a 111.1% increase from the prior year

•	Increased dividend from $0.06 per share in the third quarter to $0.07 per share for the fourth quarter

Consolidated Financial Highlights:

	Results		Variance
	Three Months Ended September 30,		$	%
	2013	2012	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	0.9%	1.4%
System-wide Sales Growth[1]	4.9%	3.6%
Net Restaurant Growth	133	63	70	111.1%
Total Revenues	$275.1	$455.7	($180.6)	(39.6)%
Adjusted EBITDA[2]	$176.0	$162.9	$13.1	8.0%
Adjusted EBITDA Margin[2]	64.0%	35.7%	nm	28.2%
Year-over-Year Organic Adjusted EBITDA Growth[2]	16.7%	6.3%
Adjusted Net Income[2]	$81.1	$61.1	$20.0	32.7%
Adjusted Diluted Earnings Per Share[2]	$0.23	$0.17	$0.05	31.6%
Net Income	$68.2	$6.6	$61.6	933.3%
Diluted Earnings Per Share	$0.19	$0.02	$0.17	924.3%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Organic Adjusted EBITDA Growth, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended September 30,
	2013	2012
System Comparable Sales Growth
U.S. & Canada	(0.3%)	1.6%
EMEA	2.4%	1.8%
LAC	2.1%	2.7%
APAC	3.7%	(2.2%)

Total	0.9%	1.4%

System Net Restaurant Growth
U.S. & Canada	(13)	(16)
EMEA	80	33
LAC	27	25
APAC	39	21

Total	133	63

System Ending Restaurant Count
U.S. & Canada	7,404	7,453
EMEA	3,290	2,994
LAC	1,451	1,280
APAC	1,114	940

Total	13,259	12,667

Global comparable sales increased 0.9% in the third quarter, driven by positive comparable sales growth in Europe, Middle East and Africa (“EMEA”), Latin America and the Caribbean (“LAC”), and Asia Pacific (“APAC”), partially offset by slightly negative comparable sales growth in the U.S. and Canada. System-wide sales growth of 4.9% was attributable to 592 net restaurant openings for the trailing twelve month period (“TTM”), a 118% increase from the prior year, as well as positive comparable sales growth in EMEA, LAC and APAC.

Reported revenues of $275.1 million declined (39.6%) from the prior year primarily as a result of the net refranchising of 519 company-owned restaurants in the TTM period. Excluding the impact of refranchising and currency movements, revenue increased 8.1% year-over-year due to net restaurant growth and positive comparable sales growth in EMEA, LAC and APAC.

Adjusted EBITDA of $176.0 million grew 16.7% from the prior year on an organic basis, excluding the impact of refranchising and currency movements, driven by positive double-digit EBITDA growth across all four regions. Adjusted EBITDA margins expanded to 64.0% from 35.7% in the prior year. This was largely due to our global refranchising initiative and effective cost management that resulted in a $5.6 million year-over-year decrease in management general and administrative expense.

Adjusted Net Income and Adjusted Diluted EPS increased 32.7% and 31.6%, respectively, compared to the prior year, primarily due to lower depreciation expense as a result of our global refranchising initiative and lower interest costs as a result of last year’s refinancing.

Operational and Segment Highlights

U.S. and Canada comparable sales growth declined (0.3%) in the quarter due to continued softness in consumer spending and ongoing competitive headwinds. Despite these challenges, a well-balanced mix of value promotions, such as the $1 Fry Burger, and premium products, such as the ANGRY WHOPPER® sandwich, helped drive traffic in the quarter. Consistent with our plan to launch fewer, more impactful products going forward, we unveiled SATISFRIES™, an all-new better-for-you French fry that helped drive traffic during the last week of September. The successful launch of SATISFRIES™ demonstrates our commitment to leading menu innovation in the QSR industry. Going forward, we remain focused on driving franchisee profitability through consistent execution of our Four Pillars strategy of Menu, Marketing Communications, Image and Operations.

EMEA continued to deliver strong results in the third quarter with comparable sales growth of 2.4%, the eleventh consecutive quarter of comparable sales growth in the region. Germany continued to be a top-performing market with positive comparable sales growth driven by the success of the “Trial Weeks” value platform. Similarly, in Spain, the EUROKING™ and KING AHORRO® value platforms along with doordrop, in-restaurant and digital coupons helped boost traffic. EMEA system-wide sales growth of 10.0% reflects the impact of 296 TTM net new restaurant openings, an 86% increase from the prior year.

After two quarters of declining comparable sales, LAC returned to positive growth, posting comparable sales growth of 2.1% due to strength in Brazil, partially offset by underperformance in Puerto Rico and Mexico. Sales and traffic growth in Brazil was mainly driven by a successful TV campaign promoting the R$6.00 WHOPPER FURIOSO JR.™ and coupon drops. In Puerto Rico, we introduced value promotions such as the “2 for $5” special and Burger Ring offering to mitigate competitive pressures on traffic in a saturated market. LAC system-wide sales growth of 17.3% includes the positive impact of 171 TTM net new restaurant openings, a 64% increase compared to the prior year.

APAC comparable sales growth of 3.7% represented the fourth consecutive quarter of positive sales growth in the region. In Australia, our strategy of offering compelling value at different price tiers, through the Penny Pinchers and STUNNER™ platforms continued to yield strong results. Korea showed positive momentum as a result of a well-balanced mix of value and premium promotions and new menu innovation. APAC system-wide sales growth of 14.1% was partly due to 174 TTM net new restaurant openings, a 120% increase from the prior year. The majority of net restaurant growth was driven by China where menu changes and operational initiatives have been effective at improving the guest experience and driving traffic.

We are pleased to announce that we closed the refranchising of our 19 remaining company-owned restaurants in Spain on October 24, 2013, thus marking the successful completion of our global refranchising initiative. We continue to believe that this is the right business model to accelerate growth while enhancing the profitability of the BURGER KING® system worldwide.

Cash and Liquidity

As of quarter end, total debt was $3.0 billion and net debt was $2.3 billion. The net debt to TTM Adjusted EBITDA ratio declined (0.2x) from the prior quarter to 3.5x due to a $110 million increase in our cash balance.

On October 27, 2013, the company’s Board of Directors approved an increase in the quarterly dividend to $0.07 per share for the fourth quarter, up from $0.06 per share in the third quarter. The dividend is payable on November 26, 2013, to shareholders of record at the close of business on November 12, 2013. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Monday, October 28, 2013, to review financial results for the quarter ended September 30, 2013. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and a replay will be available for 15 days following the release. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Bryson Thornton, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 91 countries and territories worldwide. Approximately 99 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about (1) the Company’s expectations and belief regarding its ability to launch new innovative products which, combined with its focus on improving operations, will enhance the guest experience and drive increased restaurant profitability; (2) its expectations and belief that it will finish 2013 strong; (3) its expectations and belief that it will launch fewer, more impactful products in the U.S. and Canada going forward; (4) its expectations and belief regarding its ability to drive franchisee profitability through consistent execution of its Four Pillar strategy; and (5) its expectations and belief that its fully-franchised business model is the right business model to accelerate growth while enhancing the profitability of the BURGER KING® system worldwide. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K,and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the Company’s products; risks related to the financial strength of the Company’s franchisees; risks related to the Company’s substantial indebtedness; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the Company’s marketing and advertising programs. In addition, the Company’s expectations regarding the benefits of a fully-franchised business model are subject to a number of risks, such as its limited influence over franchisees and reliance on franchisees to implement major initiatives, limited ability to facilitate changes in restaurant ownership, limitations on enforcement of franchise obligations due to bankruptcy or insolvency proceedings and inability or unwillingness of franchisees to participate in the Company’s strategic initiatives.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Increase / (Decrease)
	2013	2012	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$27.0	$244.6	$(217.6)	(89.0)%
Franchise and property revenues	248.1	211.1	37.0	17.5%

Total revenues	275.1	455.7	(180.6)	(39.6)%
Company restaurant expenses:
Food, paper and product costs	8.5	79.7	(71.2)	(89.3)%
Payroll and employee benefits	7.4	71.9	(64.5)	(89.7)%
Occupancy and other operating costs	7.0	64.7	(57.7)	(89.2)%

Total Company restaurant expenses	22.9	216.3	(193.4)	(89.4)%
Franchise and property expenses	40.5	37.7	2.8	7.4%
Selling, general and administrative expenses	59.6	77.6	(18.0)	(23.2)%
Other operating expenses (income), net	6.6	30.3	(23.7)	(78.2)%

Total operating costs and expenses	129.6	361.9	(232.3)	(64.2)%

Income from operations	145.5	93.8	51.7	55.1%
Interest expense, net	50.2	57.3	(7.1)	(12.4)%
Loss on early extinguishment of debt	—	23.0	(23.0)	(100.0)%

Income before income taxes	95.3	13.5	81.8	605.9%
Income tax expense	27.1	6.9	20.2	292.8%

Net income	$68.2	$6.6	$61.6	933.3%

Earnings per share:
Basic	$0.19	$0.02	$0.18	929.9%

Diluted	$0.19	$0.02	$0.17	924.3%

Weighted average shares outstanding
Basic	351.2	350.0	1.2	0.3%

Diluted	358.1	355.0	3.1	0.9%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except share data)

	As of
	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$764.3	$546.7
Trade and notes receivable, net	164.6	179.0
Prepaids and other current assets, net	99.6	91.3
Deferred income taxes, net	38.0	73.5

Total current assets	1,066.5	890.5
Property and equipment, net of accumulated depreciation of $173.6 million and $200.8 million, respectively	804.6	885.2
Intangible assets, net	2,799.3	2,811.2
Goodwill	626.5	619.2
Net investment in property leased to franchisees	167.4	180.4
Other assets, net	306.9	177.5

Total assets	$5,771.2	$5,564.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$25.8	$68.7
Accrued advertising	101.2	66.5
Other accrued liabilities	182.0	206.8
Current portion of long term debt and capital leases	75.0	55.8

Total current liabilities	384.0	397.8
Term debt, net of current portion	2,890.8	2,905.1
Capital leases, net of current portion	78.5	88.4
Other liabilities, net	354.8	382.4
Deferred income taxes, net	664.5	615.3

Total liabilities	4,372.6	4,389.0

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 351,245,099 shares issued and outstanding at September 30, 2013; 350,238,771 shares issued and outstanding at December 31, 2012	3.5	3.5
Additional paid-in capital	1,223.0	1,205.7
Retained earnings	183.3	76.1
Accumulated other comprehensive loss	(11.2)	(110.3)

Total stockholders’ equity	1,398.6	1,175.0

Total liabilities and stockholders’ equity	$5,771.2	$5,564.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$166.9	$69.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.4	96.0
Loss on early extinguishment of debt	—	34.2
Amortization of deferred financing costs and debt issuance discount	41.7	43.6
Equity in net loss from unconsolidated affiliates	9.7	1.4
Loss (gain) on remeasurement of foreign denominated transactions	1.0	(5.4)
Amortization of defined benefit pension and postretirement items	(1.6)	(1.8)
Realized loss on terminated caps/swaps	4.3	10.7
Net (gains) losses on refranchisings and dispositions of assets	(2.5)	10.4
Bad debt expense, net of recoveries	2.2	2.9
Share-based compensation	7.1	9.3
Deferred income taxes	33.3	8.0
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	6.3	(4.1)
Prepaids and other current assets	(0.2)	(8.9)
Accounts and drafts payable	(35.7)	(34.7)
Accrued advertising	9.7	(31.0)
Other accrued liabilities	(4.9)	(47.7)
Other long-term assets and liabilities	(18.0)	(7.4)

Net cash provided by operating activities	267.7	144.6

Cash flows from investing activities:
Payments for property and equipment	(10.8)	(37.7)
Proceeds from refranchisings, disposition of asset and restaurant closures	48.7	70.0
Payments for acquired franchisee operations, net of cash acquired	(11.9)	(15.3)
Return of investment on direct financing leases	11.9	10.4
Other investing activities	0.2	—

Net cash provided by investing activities	38.1	27.4

Cash flows from financing activities:
Proceeds from term debt	—	1,733.5
Repayments of term debt and capital leases	(38.1)	(1,754.7)
Extinguishment of debt	—	(112.8)
Payment of financing costs	—	(16.0)
Proceeds from stock option exercises	2.7	1.3
Excess tax benefits from share-based compensation	4.2	—
Dividends paid on common stock	(59.7)	—

Net cash used for financing activities	(90.9)	(148.7)

Effect of exchange rates on cash and cash equivalents	2.7	0.5
Increase in cash and cash equivalents	217.6	23.8
Cash and cash equivalents at beginning of period	546.7	459.0

Cash and cash equivalents at end of period	$764.3	$482.8

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

	Three Months Ended September 30,
Key Business Metrics	2013	2012
Systemwide sales growth	4.9%	3.6%
Franchise sales	$4,184.8	$3,830.0
Comparable sales growth
Company	(0.9)%	0.4%
Franchise	0.9%	1.5%
System	0.9%	1.4%
Net Restaurant Growth (NRG)
Company	—	(2)
Franchise	133	65
System	133	63
Net Refranchisings	—	221
Restaurant counts at period end
Company	74	595
Franchise	13,185	12,072
System	13,259	12,667
CRM %	15.2%	11.6%

FX Impact	Favorable / (Unfavorable)
Consolidated revenues	$(2.4)	$(14.9)
Consolidated CRM	0.1	(1.1)
Consolidated SG&A	(0.6)	2.4
Consolidated income from operations	(3.4)	(3.7)
Consolidated net income (loss)	(3.4)	(3.2)
Consolidated adjusted EBITDA	(3.0)	(6.4)

U.S. & Canada

	Three Months Ended
	September 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	(0.8)%	1.3%
Franchise sales	$2,257.7	$2,139.0
Comparable sales growth
Company	(0.6)%	0.7%
Franchise	(0.3)%	1.7%
System	(0.3)%	1.6%
NRG
Company	—	(3)
Franchise	(13)	(13)
System	(13)	(16)
Net Refranchisings	—	182
Restaurant counts at period end
Company	52	361
Franchise	7,352	7,092
System	7,404	7,453

	Three Months Ended		Variance
	September 30,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$18.7	$159.9	$(141.2)
CRM	3.1	18.3	(15.2)
CRM %	16.6%	11.4%	5.2%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	31.5%	32.9%	1.4%
Payroll and benefits	27.3%	30.2%	2.9%
Depreciation and amortization	5.3%	5.5%	0.2%
Other occupancy and operating	19.3%	20.0%	0.7%
Franchise:
Franchise and property revenues	$153.4	$128.1	$25.3
Franchise and property expenses	32.5	29.4	(3.1)
Segment SG&A	12.9	22.9	10.0
Segment depreciation and amortization	9.8	18.0	8.2
Segment income	120.9	112.1	8.8
Segment margin	70.2%	38.9%	31.3%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$(0.3)	$(0.6)
Segment CRM	—	(0.1)
Segment income	(0.2)	(0.1)

EMEA

	Three Months Ended
	September 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	10.0%	7.0%
Franchise sales	$1,194.6	$1,017.2
Comparable sales growth
Company	(1.7)%	2.1%
Franchise	2.4%	1.8%
System	2.4%	1.8%
NRG
Company	—	—
Franchise	80	33
System	80	33
Net Refranchisings	—	1
Restaurant counts at period end
Company	19	133
Franchise	3,271	2,861
System	3,290	2,994

	Three Months Ended		Variance
	September 30,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$7.7	$57.9	$(50.2)
CRM	1.1	7.3	(6.2)
CRM %	14.3%	12.6%	1.7%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	32.0%	29.9%	(2.1)%
Payroll and benefits	26.9%	33.6%	6.7%
Depreciation and amortization	5.5%	2.4%	(3.1)%
Other occupancy and operating	21.3%	21.5%	0.2%
Franchise:
Franchise and property revenues	$63.6	$53.8	$9.8
Franchise and property expenses	7.2	7.8	0.6
Segment SG&A	11.2	14.5	3.3
Segment depreciation and amortization	2.9	4.0	1.1
Segment income	49.2	42.8	6.4
Segment margin	69.0%	38.3%	30.7%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$1.0	$(11.5)
Segment CRM	0.1	(0.8)
Segment income	0.3	(4.6)

LAC

	Three Months Ended
	September 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	17.3%	13.0%
Franchise sales	$366.1	$338.5
Comparable sales growth
Company	—	(5.5)%
Franchise	2.1%	3.1%
System	2.1%	2.7%
NRG
Company	—	1
Franchise	27	24
System	27	25
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	98
Franchise	1,451	1,182
System	1,451	1,280

	Three Months Ended		Variance
	September 30,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$—	$15.8	NM
CRM	—	2.1	NM
CRM %	—	13.3%	NM
Franchise:
Franchise and property revenues	$18.1	$17.7	$0.4
Franchise and property expenses	0.2	—	(0.2)
Segment SG&A	1.9	4.2	2.3
Segment depreciation and amortization	—	1.6	1.6
Segment income	16.0	17.2	(1.2)
Segment margin	88.4%	51.3%	37.1%

NM—not meaningful

FX Impact	Favorable / (Unfavorable)
Segment revenues	$(2.4)	(2.4)
Segment CRM	—	(0.2)
Segment income	(2.4)	(1.5)

APAC

	Three Months Ended
	September 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	14.1%	(1.3)%
Franchise sales	$366.4	$335.3
System comparable sales growth	3.7%	(2.2)%
System NRG	39	21
Net Refranchisings	—	38
Restaurant counts at period end
Company	3	3
Franchise	1,111	937
System	1,114	940

	Three Months Ended		Variance
	September 30,		Favorable/
	2013	2012	(Unfavorable)
Franchise:
Franchise and property revenues	$13.0	$11.5	$1.5
Franchise and property expenses	0.6	0.5	(0.1)
Segment SG&A	1.5	2.8	1.3
Segment depreciation and amortization	0.6	1.1	0.5
Segment income	11.4	9.9	1.5
Segment margin	83.8%	44.0%	39.8%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$(0.7)	$(0.4)
Segment income	(0.7)	(0.2)

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating Expenses (Income), net	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (gains) losses on disposal of assets, restaurant closures and refranchisings	$0.3	$14.1	$0.6	$15.2
Litigation settlements and reserves, net	0.1	0.8	0.6	1.3
Foreign exchange net losses (gains)	0.5	1.5	6.1	(5.3)
Loss on termination of interest rate cap	—	8.7	—	8.7
Equity in net loss (income) from unconsolidated affiliates	2.9	(0.4)	9.7	1.4
Other, net	2.8	5.6	4.1	4.9

Other operating expenses (income), net	$6.6	$30.3	$21.1	$26.2

Selling, general and administrative expenses	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Selling expenses	$1.3	$10.4	$6.0	$40.5

Management general and administrative expenses	47.3	52.9	140.6	163.2
Share-based compensation and non-cash incentive compensation expense	3.5	2.6	9.4	6.1
Depreciation and amortization	2.8	4.1	8.2	12.8
Global portfolio realignment project costs	4.7	7.0	23.6	20.1
Business combination agreement expenses	—	0.6	—	25.7

Total general and administrative expenses	58.3	67.2	181.8	227.9

Selling, general and administrative expenses	$59.6	$77.6	$187.8	$268.4

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and loss on early extinguishment of debt and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive expense, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs and Business Combination Agreement expenses. Share-based compensation and non-cash incentive compensation expense for the 2012 periods have been adjusted to be comparable to the 2013 presentation to reflect the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2012 cash bonus. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended September 30, 2013 and 2012

(Unaudited)

					Refran.	Adjusted	Organic FX
	Actual		Q3 ’13 vs. Q3 ’12		Impact	Q3 ’12	Impact	Organic Growth
$ in millions	Q3 ’13	Q3 ’12	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$172.1	$288.0	($115.9)	(40.2%)	($125.5)	$162.5	($0.3)	$9.9	6.1%
EMEA	71.3	111.7	(40.4)	(36.2%)	(48.2)	63.5	1.0	6.8	10.8%
LAC	18.1	33.5	(15.4)	(46.0%)	(15.0)	18.5	(2.4)	2.0	11.0%
APAC	13.6	22.5	(8.9)	(39.6%)	(10.2)	12.3	(0.7)	2.0	16.2%

Consolidated	$275.1	$455.7	($180.6)	(39.6%)	($199.0)	$256.7	($2.4)	$20.8	8.1%

Adjusted EBITDA
North America	$120.9	$112.1	$8.8	7.9%	($5.8)	$106.3	($0.2)	$14.8	13.9%
EMEA	49.2	42.8	6.4	15.0%	(2.1)	40.7	0.3	8.2	20.2%
LAC	16.0	17.2	(1.2)	(7.0%)	(1.4)	15.8	(2.4)	2.6	16.4%
APAC	11.4	9.9	1.5	15.2%	(0.2)	9.7	(0.7)	2.4	24.9%
Unallocated Management G&A	(21.5)	(19.1)	(2.4)	12.6%	—	(19.1)	—	(2.4)	12.6%

Consolidated	$176.0	$162.9	$13.1	8.0%	($9.5)	$153.4	($3.0)	$25.6	16.7%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EBITDA and adjusted EBITDA:	2013	2012	2013	2012
	(In millions)
U.S. and Canada	$120.9	$112.1	$326.6	$341.1
EMEA	49.2	42.8	136.5	118.4
LAC	16.0	17.2	46.6	50.2
APAC	11.4	9.9	33.2	28.7
Unallocated Management G&A	(21.5)	(19.1)	(59.4)	(58.5)

Adjusted EBITDA	176.0	162.9	483.5	479.9
Share-based compensation and non-cash incentive compensation expense (1)	3.5	2.6	9.4	6.1
Global portfolio realignment project costs (2)	4.7	7.0	23.6	20.1
Business combination agreement expenses (3)	—	0.6	—	25.7
Other operating expenses (income), net	6.6	30.3	21.1	26.2

EBITDA	161.2	122.4	429.4	401.8
Depreciation and amortization	15.7	28.6	48.3	96.0

Income from operations	145.5	93.8	381.1	305.8
Interest expense, net	50.2	57.3	149.3	173.6
Loss on early extinguishment of debt	—	23.0	—	34.2
Income tax expense	27.1	6.9	64.9	28.9

Net income	$68.2	$6.6	$166.9	$69.1

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted net income	2013	2012	2013	2012
	(In millions, except per share data)
Net income	$68.2	$6.6	$166.9	$69.1
Income tax expense	27.1	6.9	64.9	28.9

Income before income taxes	95.3	13.5	231.8	98.0
Adjustments:
Franchise agreement amortization	5.2	5.1	15.4	15.4
Amortization of deferred financing costs and original issue discount	2.5	3.6	7.7	10.6
Loss on early extinguishment of debt	—	23.0	—	34.2
Other operating expenses (income), net	6.6	30.3	21.1	26.2
Global portfolio realignment project costs (2)	4.7	7.0	23.6	20.1
Business combination agreement expenses (3)	—	0.6	—	25.7

Total adjustments	19.0	69.6	67.8	132.2
Adjusted income before income taxes	114.3	83.1	299.6	230.2

Adjusted income tax expense (4)	33.2	22.0	84.0	68.0

Adjusted net income	$81.1	$61.1	$215.6	$162.2

Adjusted Diluted EPS	$0.23	$0.17	$0.60	$0.46

Diluted Weighted Average Shares	358.1	355.0	357.7	353.3

Non-GAAP Financial Measures

Reconciliation of Net Debt / TTM Adj. EBITDA

	As of
Net debt to TTM Adjusted EBITDA	September 30, 2013	December 31, 2012
	(In millions, except ratios)
Long term debt, net of current portion	$2,890.8	$2,905.1
Capital leases, net of current portion	78.5	88.4
Current portion of long term debt and capital leases	75.0	55.8

Total Debt	3,044.3	3,049.3
Cash and cash equivalents	764.3	546.7
Net debt	2,280.0	2,502.6
TTM adjusted EBITDA	655.7	652.1

Net debt / TTM adjusted EBITDA	3.5x	3.8x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
EBITDA and Adjusted EBITDA	September 30, 2013	December 31, 2012
	(In millions)
Net income	$215.5	$117.7
Interest expense, net	199.5	223.8
Loss on early extinguishment of debt	—	34.2
Income tax expense	78.0	42.0
Depreciation and amortization	66.0	113.7

EBITDA	559.0	531.4
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	13.5	10.2
Other operating expenses, net	48.2	53.3
Global portfolio realignment project costs (2)	33.7	30.2
Business combination agreement expenses (3)	1.3	27.0

Total adjustments	96.7	120.7

TTM Adjusted EBITDA	$655.7	$652.1

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2012 and 2013 cash bonus, respectively.
(2)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.
(3)	Represents share-based compensation expense related to awards granted during the three months ended March 31, 2012 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the business combination agreement and professional fees and other transaction costs associated with the business combination agreement for the periods indicated.
(4)	Adjusted income tax expense for the periods indicated is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.